Exhibit 99.1

 News Release

IGT Shareholders Approve Merger Agreement with GTECH, and

Board Approves Quarterly Dividend

(LAS VEGAS — February 10, 2015) — International Game Technology (“IGT”) announced that at a special meeting of its shareholders held today, IGT shareholders approved the previously announced Agreement and Plan of Merger (the “Merger Agreement”) by and among IGT, GTECH S.p.A., a joint stock company organized under the laws of Italy (‘‘GTECH’’), GTECH Corporation, a Delaware corporation (‘‘Gold US Sub’’), Georgia Worldwide PLC, a public limited company organized under the laws of England and Wales (‘‘Holdco’’) and Georgia Worldwide Corporation, a Nevada corporation, for the acquisition of IGT by GTECH.

More than 99% of the votes represented and cast at the meeting, or approximately 72% of the total outstanding common stock eligible to vote as of the January 2, 2015 record date, were voted in favor of the approval of the Merger Agreement.  Approval of the Merger Agreement by IGT’s shareholders satisfies one of the conditions required to close the transactions contemplated by the Merger Agreement. The transactions are still subject to certain closing conditions, including, but not limited to, the receipt of required gaming approvals.

IGT’s Board of Directors has declared a cash dividend of $0.11 per share on its common stock. The dividend is payable on March 20, 2015 to shareholders of record on March 6, 2015.

Cautionary Statement Regarding Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning IGT, GTECH, Holdco, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, or otherwise, based on current beliefs of the management of IGT and GTECH as well as assumptions made by, and information currently available to, such management. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you

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should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable regulatory approvals in a timely manner or otherwise; the possibility that the transaction will not close, including by any failure to satisfy other closing conditions to the proposed transactions or a termination of the merger agreement and other risks and uncertainties described in IGT’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by IGT, GTECH and Holdco from time to time with the Securities and Exchange Commission.  Except as required under applicable law, IGT does not assume any obligation to update these forward-looking statements.

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About IGT:

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for markets around the world. IGT’s acquisition of DoubleDown Interactive provides engaging social casino style entertainment to approximately 5 million players monthly. More information about IGT is available at IGT.com or connect with IGT at @IGTNews or facebook.com/IGT.  Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com.

IGT Contacts:

Kate Pearlman

Vice President, Investor Relations and Treasury

Cindy Klimstra

Director, Investor Relations

+1 866-296-4232

InvestorRelations@IGT.com